Exhibit 99.1
February 24, 2015
GenMark Reports Fourth Quarter and Full Year 2014 Results
Fourth Quarter Revenue $9.8 million, Up 52% Versus Prior Year
Gross Margin Increases to 61% in the Fourth Quarter
ePlex™ European Launch on Track for Mid-Year

CARLSBAD, Calif.-(BUSINESS WIRE)- GenMark Diagnostics, Inc. (Nasdaq:GNMK), a leading provider of automated, multiplex molecular diagnostic testing systems, today announced financial results for the fourth quarter and year ended December 31, 2014.

Revenue for the fourth quarter of 2014 was $9.8 million, an increase of 52% over the prior year period. Full year 2014 revenue grew to $30.6 million, an increase of 59% versus 2013 base business revenue, which excludes revenues from former customer NMTC. During the quarter, 38 additional XT-8 analyzers were placed in end-user laboratories, resulting in a total installed base of 540 analyzers within the U.S. market at year end.
Gross profit for the fourth quarter was $6.0 million, or 61% of revenue, compared with $3.0 million, or 47% of revenue in same period of 2013. Full year 2014 gross profit was $17.5 million, or 57% of revenue.
“We are very pleased with our results in 2014, both in terms of revenue growth and gross margin improvement,” said Hany Massarany, President and Chief Executive Officer of GenMark. “In 2015, we will continue to grow and support our XT-8 business in the US market, while remaining very focused on launching ePlex in Europe in the middle of the year,” added Massarany.
Operating expenses for the fourth quarter of 2014 were $14.7 million compared to $13.3 million in the same period for 2013. The increase was mainly driven by Research and Development expenses as the Company completed the development phase of the ePlex system. For the full year, 2014 operating expenses were $56.5 million, an increase of $9.8 million over 2013 primarily driven by Research and Development investment in ePlex.
Loss per share was $0.21 per share for the fourth quarter of 2014 compared to a loss of $0.26 per share in the same period of 2013. For the full year 2014, loss per share was $0.93.
The Company ended the year with $70.5 million in cash and cash equivalents and intends to continue utilizing its cash balances to invest in the global commercialization of the ePlex platform. As previously announced, the Company also established a debt facility for up to $40 million to provide additional capital to launch ePlex internationally as well as domestically.
Business Outlook
For full year 2015, the Company expects revenue in the range of $38 to $40 million and Gross Margin in the range of 53-55%. The Company expects to place approximately 50 XT-8 analyzers in the first half of 2015.
The Company will be hosting a conference call to discuss fourth quarter results in further detail and release 2015 guidance on Tuesday, February 24, 2015 starting at 4:30 p.m. Eastern Time. The conference call will be concurrently webcast. The link to the webcast will be available on the GenMark Diagnostics, Inc. website at www.genmarkdx.com under the investor relations section and will be archived for future reference. To listen to the conference call, please dial (877) 312-5847 (US/Canada) or (253) 237-1154 (International) and use the conference ID number 61540488 approximately five minutes prior to the start time.

ABOUT GENMARK DIAGNOSTICS
GenMark Diagnostics is a leading provider of automated, multiplex molecular diagnostic testing systems that detect and measure DNA and RNA targets to diagnose disease and optimize patient treatment. Utilizing GenMark’s proprietary eSensor® detection technology, GenMark’s eSensor® XT-8 system is designed to support a broad range of molecular diagnostic tests with a compact, easy-to-use workstation and self-contained, disposable test cartridges. The eSensor® detection technology is also incorporated into GenMark’s sample-to-answer system, ePlex™. For more information, visit www.genmarkdx.com.
SAFE HARBOR STATEMENT
This press release includes forward-looking statements regarding events, trends and business prospects, which may affect our future operating results and financial position. Such statements, including, but not limited to, those regarding our future financial performance, the timely commercialization of our ePlex system, and the availability of future financing, are all subject to risks and uncertainties that could cause our actual results and financial position to differ materially. Some of these risks and uncertainties include, but are not limited to, our ability to successfully commercialize our ePlex system and its related test menu in a timely manner, constraints or inefficiencies caused by unanticipated acceleration and deceleration of customer demand, our ability to successfully expand sales of our product offerings outside the United States, and third-party payor reimbursement to our customers, as well as other risks and uncertainties described under the “Risk Factors” in our public filings with the Securities and Exchange Commission. We assume no responsibility to update or revise any forward-looking statements to reflect events, trends or circumstances after the date they are made.

GENMARK DIAGNOSTICS, INC.
CONSOLIDATED BALANCE SHEETS
(In thousands, except par value)

	As of December 31,
	2014	2013
Current assets	(Unaudited)
Cash and cash equivalents	$36,855	$35,723
Marketable securities	33,651	69,866
Accounts receivable - net of allowances of $2,702 and $2,736, respectively	4,889	2,859
Inventories	2,137	2,102
Prepaid expenses and other current assets	575	552
Total current assets	78,107	111,102
Property and equipment, net	11,052	8,591
Intangible assets, net	1,870	1,197
Restricted cash	758	758
Other long-term assets	183	106
Total assets	$91,970	$121,754
Current liabilities
Accounts payable	$3,468	$3,863
Accrued compensation	5,172	3,375
Loan payable	—	37
Other current liabilities	3,653	2,962
Total current liabilities	12,293	10,237
Long-term liabilities
Deferred rent	1,445	1,601
Other noncurrent liabilities	208	748
Total liabilities	13,946	12,586
Stockholders’ equity
Preferred stock, $0.0001 par value; 5,000 authorized, none issued	—	—
Common stock, $0.0001 par value; 100,000 authorized; 41,859 and 41,520 shares issued and outstanding as of December 31, 2014 and December 31, 2013, respectively	4	4
Additional paid-in capital	340,502	333,363
Accumulated deficit	(262,472)	(224,209)
Accumulated other comprehensive income (loss)	(10)	10
Total stockholders’ equity	78,024	109,168
Total liabilities and stockholders’ equity	$91,970	$121,754

GENMARK DIAGNOSTICS, INC.
CONSOLIDATED STATEMENTS OF COMPREHENSIVE LOSS
(In thousands, except per share data)

	Three Months Ended December 31		Twelve Month Ended December 31,
	2014	2013	2014	2013
Revenue	(Unaudited)	(Unaudited)	(Unaudited)
Product revenue	$9,735	$6,577	$30,328	$27,204
License and other revenue	91	(125)	266	200
Total revenue	9,826	6,452	30,594	27,404
Cost of revenues	3,827	3,420	13,127	15,570
Gross profit	5,999	3,032	17,467	11,834
Operating expenses
Sales and marketing	3,112	2,988	12,629	12,818
General and administrative	3,018	4,041	12,069	11,836
Research and development	8,526	6,274	31,823	22,060
Total operating expenses	14,656	13,303	56,521	46,714
Loss from operations	(8,657)	(10,271)	(39,054)	(34,880)
Other income (expense)
Interest income	37	124	244	403
Interest expense	(1)	(2)	(20)	(19)
Other income (expense)	27	(469)	(6)	897
Total other income (expense)	63	(347)	218	1,281
Loss before income taxes	(8,594)	(10,618)	(38,836)	(33,599)
Income tax expense (benefit)	18	14	(573)	44
Net loss	$(8,612)	$(10,632)	$(38,263)	$(33,643)
Net loss per share, basic and diluted	$(0.21)	$(0.26)	$(0.93)	$(0.95)
Weighted average number of shares outstanding, basic and diluted	41,569	40,957	41,346	35,253
Other comprehensive loss
Net loss	$(8,612)	$(10,632)	$(38,263)	$(33,643)
Net unrealized losses on marketable securities, net of tax	(14)	(16)	(20)	(4)
Comprehensive loss	$(8,626)	$(10,648)	$(38,283)	$(33,647)

GENMARK DIAGNOSTICS, INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands)

	Year ended December 31,
	2014	2013	2012
Operating activities:	(Unaudited)
Net loss	$(38,263)	$(33,643)	$(22,103)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	2,656	2,530	1,198
Amortization of premiums on marketable securities	702	314	—
Stock-based compensation	5,796	3,893	2,352
Provision for bad debt	—	2,721	(24)
Non-cash inventory adjustments	450	1,779	(482)
Gain on sales of investment in preferred stock	—	(1,392)	—
Elimination of cumulative foreign currency translation adjustments upon liquidation of foreign subsidiary	—	450	—
Impairment of intangible asset	—	1,624	—
Other non-cash adjustments	185	—	—
Changes in operating assets and liabilities:
Accounts receivable	(2,030)	(2,390)	(2,068)
Inventories	(229)	(1,313)	880
Prepaid expenses and other assets	(184)	(119)	68
Accounts payable	85	1,343	728
Accrued compensation	1,797	951	1,811
Other liabilities	(537)	(544)	1,397
Net cash used in operating activities	(29,572)	(23,796)	(16,243)
Investing activities
Change in restricted cash	—	585	(1,343)
Purchase of marketable securities	(28,054)	(76,190)	(1,000)
Payments for intellectual property licenses	(350)	(882)	(1,327)
Purchases of property and equipment	(5,726)	(4,270)	(3,476)
Proceeds from sales of marketable securities	7,497	6,643	—
Maturities of marketable securities	56,050	1,550	5,000
Net cash provided by (used in) investing activities	29,417	(72,564)	(2,146)
Financing activities
Proceeds from issuance of common stock	812	86,547	48,300
Cost incurred in conjunction with public offering	—	(5,510)	(3,211)
Proceeds from borrowings	—	166	991
Principal repayment of borrowings	(56)	(766)	(1,984)
Proceeds from stock option exercises	531	396	223
Net cash provided by financing activities	1,287	80,833	44,319
Net (decrease) increase in cash and cash equivalents	1,132	(15,527)	25,930
Cash and cash equivalents at beginning of period	35,723	51,250	25,320
Cash and cash equivalents at end of period	$36,855	$35,723	$51,250
Non-cash investing and financing activities:
Property and equipment purchased with capital lease	$—	$—	$109
Transfer of systems from property and equipment into inventory	$256	$575	$223
Property and equipment costs incurred but not paid included in accounts payable	$124	$603	$592
Leasehold improvements related to lease incentives	$—	$—	$1,359
Intellectual property acquisition included in other noncurrent liabilities	$550	$450	$—

Offering costs incurred but not paid included in other liabilities	—	65	—
Supplemental cash flow disclosures:
Cash paid for interest	$20	$19	$90
Cash received for interest	$244	$403	$42
Cash paid for income taxes, net	$24	$21	$91

GenMark Diagnostics, Inc.
Hany Massarany
President/Chief Executive Officer 760-448-4358
Source: GenMark Diagnostics, Inc.
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